                                                                    EXHIBIT 10.1

                                   TDN, INC.

                            STOCKHOLDERS AGREEMENT

                                 By and Among

                                  TDN, Inc.,
                            a Delaware corporation,

                           Gemstar Marketing, Inc.,
                           a California corporation,

                                      and

                      Thomson Consumer Electronics, Inc.,
                            a Delaware corporation

                               October 31, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
SECTION 1.    CERTAIN DEFINITIONS...........................................   1
       1.1    "Additional Securities".......................................   2
       1.2    "Affiliate"...................................................   2
       1.3    "AMPL/S"......................................................   2
       1.4    "Board".......................................................   2
       1.5    "Business"....................................................   3
       1.6    "Cash Available for Distribution".............................   3
       1.7    "Company Common Stock"........................................   3
       1.8    "Confidential Information"....................................   3
       1.9    "Data Delivery System"........................................   4
       1.10   "Effective Date"..............................................   4
       1.11   "EPG".........................................................   4
       1.12   "Exchange Act"................................................   4
       1.13   "Fiscal Year".................................................   4
       1.14   "Foreign Corporation".........................................   4
       1.15   "GAAP"........................................................   4
       1.16   "Gemstar Offered Asset".......................................   4
       1.17   "Initial Shares"..............................................   4
       1.18   "Intellectual Property Rights"................................   4
       1.19   "Internet Access Device"......................................   5
       1.20   "Latin America"...............................................   5
       1.21   "Moral Rights"................................................   5
       1.22   "North America"...............................................   5
       1.23   "OpenTV Products".............................................   5
       1.24   "Operating Expenses"..........................................   5
       1.25   "Operational Expenses"........................................   6
       1.26   "Permitted Sale Date".........................................   6
       1.27   "Person"......................................................   6
       1.28   "Public Market Sale"..........................................   6
       1.29   "Public Offering".............................................   6
       1.30   "SEC".........................................................   6
       1.31   "Securities"..................................................   6
       1.32   "Securities Act"..............................................   6
       1.33   "Services"....................................................   6
       1.34   "Stockholders"................................................   6
       1.35   "Subsidiary"..................................................   6
       1.36   "TCE Offered Asset"...........................................   7
       1.37   "VBI".........................................................   7
       1.38   "Voting Securities"...........................................   7

                                                                            Page
                                                                            ----
SECTION 2.    FIRST REFUSAL RIGHTS TO PURCHASE ADDITIONAL SECURITIES........   7
       2.1    First Refusal Rights..........................................   7
       2.2    Pro Rata Share................................................   7
       2.3    Company Notice................................................   7
       2.4    Response Notice...............................................   7
       2.5    Consummation..................................................   7
       2.6    Termination...................................................   8

SECTION 3.    TCE RIGHTS OF FIRST OFFER.....................................   8
       3.1    Gemstar Offer.................................................   8
       3.2    Acceptance....................................................   8
       3.3    Rejection.....................................................   8
       3.4    Below Gemstar Target Price Offer..............................   9
       3.5    Termination...................................................   9

SECTION 4.    GEMSTAR RIGHTS OF FIRST OFFER.................................   9
       4.1    TCE Offer.....................................................   9
       4.2    Acceptance....................................................  10
       4.3    Rejection.....................................................  10
       4.4    Below TCE Target Price Offer..................................  10
       4.5    Termination...................................................  11

SECTION 5.    COMPANY BOARD OF DIRECTORS....................................  11
       5.1    The Board.....................................................  11
       5.2    Termination...................................................  12
       5.3    Initial Public Offering.......................................  12
       5.4    Assignability.................................................  12
       5.5    Transactions with Stockholders................................  13
       5.6    Declaration of Dividends......................................  13
       5.7    Annual Budget.................................................  13

SECTION 6.    APPROVAL RIGHTS...............................................  14
       6.1    Approval......................................................  14
       6.2    Termination...................................................  15
       6.3    Non-Assignability.............................................  15

                                                                            Page
                                                                            ----
SECTION 7.    AUTHORITY OF THE STOCKHOLDERS TO ENGAGE IN OTHER BUSINESSES...  15
       7.1    Permissible Activities........................................  15
       7.2    Promotion of Other's Services and Technology..................  16
       7.3    Corporate Opportunity.........................................  16
       7.4    No Interference with Licensing and Related Activities.........  16

SECTION 8.    CONFIDENTIAL INFORMATION......................................  17
       8.1    Treatment of Confidential Information.........................  17
       8.2    Release from Restrictions.....................................  17

SECTION 9.    RESTRICTIONS ON SALE OF SECURITIES; REGISTRATION IN INITIAL
              PUBLIC OFFERING...............................................  18
       9.1    Restrictions on Transfer Generally............................  18
       9.2    Restrictions on Sale of Initial Shares........................  18

SECTION 10.   CONFLICT RESOLUTION...........................................  18
       10.1   Negotiation Between Executives................................  18
       10.2   Mediation.....................................................  19
       10.3   Irreparable Harm..............................................  19

SECTION 11.   REMEDIES......................................................  19
       11.1   Limitation on Damages.........................................  19
       11.2   Contractual Limitation Period.................................  20
       11.3   Remedies Upon Default Under this Agreement and Other
              Agreements....................................................  20

SECTION 12.   MISCELLANEOUS.................................................  21
       12.1   Stockholders' Commitment......................................  21
       12.2   Acknowledgment................................................  21
       12.3   Injunctive Relief.............................................  21
       12.4   Severability..................................................  21
       12.5   Governing Law.................................................  21
       12.6   Entire Agreement..............................................  21
       12.7   Amendments and Waivers........................................  22
       12.8   Successors and Assigns........................................  22
       12.9   Third Party Beneficiary.......................................  22
       12.10  Further Assurances............................................  22
       12.11  Copy of Agreement.............................................  22
       12.12  Headings......................................................  22

                                                                            Page
                                                                            ----
       12.13  Counterparts..................................................  22
       12.14  Assignment....................................................  22
       12.15  Notices.......................................................  22
       12.16  Legends on Certificates.......................................  23
       12.17  Disputes; Resolution..........................................  24
       12.18  WAIVER OF CONFLICT OF INTEREST................................  24

                             STOCKHOLDERS AGREEMENT


     THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into as of October 31, 1997 by and among TDN, Inc., a Delaware corporation (the "Company"), Gemstar Marketing, Inc., a California corporation ("Gemstar"), and Thomson Consumer Electronics, Inc., a Delaware corporation ("TCE").


                              B A C K G R O U N D
                              - - - - - - - - - -

     A. The Company is being organized for the purpose of engaging in the Business (as defined in Section 1.4 hereof).

     B. Concurrently with the execution of this Agreement, each of Gemstar and TCE are entering into Common Stock Subscription Agreements with the Company pursuant to which the Company will be capitalized (the "Subscription Agreements").

     C. In connection with the execution of this Agreement, the Company is also entering into (i) an intellectual property agreement with an affiliate (as defined in Section 1.2 hereof) and (ii) a cost reimbursement and support agreement with [*] (the "Cost Reimbursement and Support Agreement").

     D. Also in connection with this Agreement, Affiliates of Gemstar and TCE are amending the terms of certain license agreements between them effective on [*] and [*] (the "License Agreements").

     E. The parties hereto believe that it is desirable to enter into this Agreement in order to set forth their understanding and agreement with respect to certain of the rights and obligations of the Stockholders as stockholders of the Company.


                               A G R E E M E N T
                               - - - - - - - - -

     In consideration of the foregoing and the mutual covenants and conditions contained herein, the parties agree as follows:

SECTION 1.  CERTAIN DEFINITIONS

     For purposes of this Agreement, securities of an issuer that are held by such issuer (i.e., treasury shares) or a Subsidiary (as defined below) of such issuer shall not be deemed to be "outstanding." As used in this Agreement, the following capitalized terms shall have the meanings indicated:

__________
[*] Confidential Treatment Requested.

     1.1  "Additional Securities" shall mean all Securities; provided, however,
           ---------------------
that the term "Additional Securities" shall not include the following:

          (a)  The Initial Shares;

          (b) Any Securities that are issued on a proportional basis to all of the holders of Company Common Stock;

          (c) Any Securities that are issued or issuable or reissued or reissuable to any employee, consultant or independent member of the Board of the Company or any Subsidiary of the Company pursuant to any employee benefit plan, arrangement or agreement approved by the Board;

          (d) Any Securities that are issued or issuable in connection with any Public Offering undertaken by the Company;

          (e) Any Securities that are issued or issuable in connection with the acquisition by the Company of any business, business assets or securities from any Person;

          (f) Any Securities issued to any financing source for the Company or any Subsidiary of the Company (or any assignee of the rights to acquire such Securities held by any such financing source) other than TCE, Gemstar or any of their respective Affiliates;

          (g) Any Securities that are issued to [*] in connection with such party's agreement to become a party to this Agreement and to incorporate proprietary technology of Gemstar or its Affiliates into [*]; or

          (h) Any Securities that are issued or issuable upon the exercise of rights, options or warrants to purchase Securities or upon the conversion or exchange of Securities convertible into or exchangeable for Securities where a Stockholder received (or was not required to receive) a Company Notice pursuant to Section 2.3 of this Agreement.

     1.2  "Affiliate" shall mean an affiliate as such term is defined in Rule
           ---------
12b-2 of the General Rules and Regulations promulgated by the SEC under the Exchange Act.

     1.3 "AMPL/S" shall mean advertising, merchandising, promotions, linking and services data; provided, however, AMPL/S shall not be deemed to include any such data provided by [*] as part of [*].

     1.4  "Board" shall mean the Board of Directors of the Company.
           -----

__________
[*] Confidential Treatment Requested.

     1.5  "Business" shall mean the business of marketing and selling space on
           --------
the Data Delivery System to Gemstar or Affiliate of Gemstar licensed EPG for carrying third party AMPL/S originated or procured through by the Company through various hardware implementations and broadcast networks in North America [*] as well as developing and acquiring Intellectual Property Rights for such purpose.

     1.6  "Cash Available for Distribution" shall mean, with respect to any
           -------------------------------
Fiscal Year, the excess of

          (a) all cash receipts of the Company from Business operations, including, without limitation, revenue from (i) marketing and selling space on the Data Delivery System for insertion of [*] by [*] to consumers in North America and Latin America through various broadcast networks, (ii) subscriptions and (iii) licenses, over

          (b) the sum of the following amounts (to the extent the following amounts are expected to be paid before other cash receipts sufficient to cover them are anticipated to be received):

               (i) cash disbursements for Operating Expenses or capital expenditures;

               (ii) payments of interest and principal under any indebtedness of the Company; and

               (iii) amounts set aside as reserves by the Board for working capital, contingent liabilities, capital replacements or for any of the expenditures described in clauses (i) and (ii) above, or as otherwise deemed reasonable by the Board to meet the current or anticipated needs of the Company, including, without limitation, for acquisitions by the Company or other corporate transactions.

In determining Cash Available for Distribution, the Board shall give due consideration to the existing financial position of the Company and the reasonably anticipated financial needs of the Company.

     1.7  "Company Common Stock" shall mean the Company's common stock, $.01 par
           --------------------
value per share.

     1.8  "Confidential Information" shall mean all information and materials of
           ------------------------
a Person, patentable or otherwise, including, without limitation, computer programs, code, technical information, data, reports, know-how, patent positioning, financial information and business plans, including any negative developments, whether disclosed on, before or after the Effective Date.

__________
[*] Confidential Treatment Requested.

     1.9  "Data Delivery System" shall mean an electronic system for the
           --------------------
insertion, broadcast and delivery of data to [*].

     1.10 "Effective Date" shall mean the date of this Agreement, or such other
           --------------
date as the Stockholders may mutually agree.

     1.11 "EPG" shall mean a [*] electronic program guide used to obtain program
           ---
listing and channel lineup information.

     1.12 "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, together with the rules and regulations promulgated thereunder.

     1.13 "Fiscal Year" shall mean the fiscal year of the Company, which shall
           -----------
be the 12-month period ended March 31 of each year, until changed by the Board.

     1.14 "Foreign Corporation" shall mean a non-U.S. corporation to be formed
           -------------------
and in which Affiliates of Gemstar and TCE will be shareholders, which corporation will be formed to conduct the Business (as defined in Section 1.5 of the Agreement except that, for purposes of the definition of "Foreign Corporation," North America in Section 1.5 shall be read as Latin America) in Latin America.

     1.15 "GAAP" shall mean United States of America generally accepted
           ----
accounting principles.

     1.16 "Gemstar Offered Asset" shall mean any Securities owned by Gemstar.
           ---------------------
Any other debt or equity security of the Company owned by Gemstar may be designated as part of a Gemstar Offered Asset in a Gemstar Notice (as defined in Section 3.1 below).

     1.17 "Initial Shares" shall mean the [*] shares of Company Common Stock
           --------------
issued and outstanding on the date hereof and held of record by the Stockholders as follows (appropriately adjusted in the future to reflect any subsequent stock dividends, stock splits, reverse stock splits or any similar transactions), representing the following ownership percentages as of the date hereof:

                                           Number of       Percentage of
          Stockholder                    Initial Shares   Initial Shares
          -----------                    --------------   ---------------
Gemstar Marketing, Inc.                       [*]             [*]
Thomson Consumer Electronics, Inc.            [*]             [*]

     1.18 "Intellectual Property Rights" shall mean all of the following legal
           ----------------------------
rights in North America and Latin America: (i) patents, patent applications, and patent rights; (ii) rights associated with works of authorship (including audio/visual works), including copyrights, copyright applications, and copyright registrations; (iii) rights relating to the

__________
[*] Confidential Treatment Requested.

protection of trade secrets and confidential information; (iv) Moral Rights; (v) design rights; (vi) any rights analogous to those set forth in the preceding clauses and any other proprietary rights relating to intangible property other than trademarks, trademark registrations and applications therefor, trade names, rights in trade dress and packaging; and (vii) divisions, continuations, renewals, reissues, and extensions of the foregoing (as applicable) now existing or hereafter filed, issued, or acquired.

     1.19 "Internet Access Device" shall mean set-top boxes and devices
          ----------------------
incorporated within television sets through which a consumer may access information, content, text, images, graphics and artistic renderings, characterizations, photography, audio, video, animations, databases, HTML files, VRML files, and other material available from the Internet World Wide Web. This definition may be updated upon consent of both parties to this Agreement.

     1.20 "Latin America" shall mean the countries of the Western Hemisphere,
           -------------
south of the United States of America.

     1.21 "Moral Rights" shall mean any right of paternity or integrity, any
           ------------
right to claim authorship, to object to or prevent any distortion, mutilation or modification of, or other derogatory action in relation to the subject work whether or not such would be prejudicial to the author's honor or reputation, to withdraw from circulation or control the publication or distribution of the subject work, and any similar right, existing under judicial or statutory law of any country in North America or Latin America, or under any related treaty, regardless of whether or not such right is denominated or generally referred to as a "moral" right.

     1.22 "North America" shall mean the United States of America and Canada.
           -------------

     1.23 "OpenTV Products" shall mean products designed and developed to
           ---------------
commercialize and promote OpenTV interactive systems and services including libraries and methods of accessing and downloading distributed code and data modules as well as data interpreters.

     1.24 "Operating Expenses" shall mean all operating expenses of the Company,
           ------------------
including, but not limited to, those incurred in connection with the following, without duplication: (i) guide content (including TV program listing and channel lineup information), (ii) data network operations, (iii) billing and customer service, (iv) research and development, (v) sales and marketing, (vi) use of third party Intellectual Property Rights, (vii) charges pertaining to data
[*], (viii) general and administrative expenses, including salaries, wages and other compensation, (ix) Operational Expenses, (x) cost of sales including payments made to third parties pursuant to revenue or profit sharing arrangements, (xi) payments made to TCE in accordance with the terms of the [*],
(xii) capital expenditures and (xiii) all payments made to any party pursuant to agreements with the Company, Gemstar, TCE or their respective Affiliates.

__________
[*] Confidential Treatment Requested.

     1.25  "Operational Expenses" shall mean all operating expenses associated
            --------------------
with or related to the operation of the Data Delivery System, [*] and all payments made to any third party with respect to such third party's intellectual property that is associated with or related to the Business, whether such payments are made by Gemstar or any of its Affiliates, which payments shall be reimbursed by the Company to Gemstar or such Affiliate, as the case may be.

     1.26 "Permitted Sale Date" shall mean October 31, 1999.
           -------------------

     1.27 "Person" shall mean any individual, corporation, partnership, joint
           ------
venture, association, joint-stock company, trust, unincorporated organization or other entity.

     1.28 "Public Market Sale" shall mean any sale of Securities into the public
           ------------------
market after the Initial Public Offering which is made pursuant to Rule 144 (including Rule 144(k)) promulgated under the Securities Act or pursuant to a registration statement filed with and declared effective by the SEC.

     1.29 "Public Offering" shall mean a public offering of Securities of the
           ---------------
Company registered under the Securities Act. The term "Initial Public Offering" shall mean an underwritten Public Offering of Voting Securities which results in gross proceeds to the Company in excess of $10 million from the sale of Voting Securities.

     1.30 "SEC" shall mean the Securities and Exchange Commission.
           ---

     1.31 "Securities" shall mean all (i) Voting Securities, (ii) all rights,
           ----------
options, warrants to purchase such Voting Securities or the securities described in the following clause and (iii) all other securities of any type whatsoever that are, or may become, convertible into or exchangeable for, or that entitle the holder thereof to purchase, Voting Securities.

     1.32 "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
together with the rules and regulations promulgated thereunder.

     1.33 "Services" shall mean a data delivery service to consumers in North
           --------
America and Latin America through various broadcast networks.

     1.34 "Stockholders" shall mean TCE and Gemstar.
           ------------

     1.35 "Subsidiary" shall mean with respect to any Person, a corporation or
           ----------
other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

__________
[*] Confidential Treatment Requested.

          1.36 "TCE Offered Asset" shall mean any Securities of the Company
                -----------------
owned by TCE. Any other debt or equity security of the Company owned by TCE may be designated as part of a TCE Offered Asset in a TCE Notice (as defined in Section 4.1 below).

          1.37 "VBI" shall mean the vertical blanking interval, which is the
                ---
unused air time between television picture frames.

          1.38 "Voting Securities" shall mean all Securities of the Company
                -----------------
which possess general voting power to elect members of the Board.

SECTION 2.  FIRST REFUSAL RIGHTS TO PURCHASE ADDITIONAL SECURITIES.

          2.1  First Refusal Rights.  If the Company proposes to issue
               --------------------
Additional Securities (a "Proposed Issuance"), the Company shall offer such Additional Securities to the Stockholders (the "PR Holders") and the PR Holders shall have the right ("First Refusal Right") to purchase all or any portion of their Pro Rata Share (as defined below) of such Additional Securities upon the terms of the Proposed Issuance.

          2.2  Pro Rata Share.  For purposes of such First Refusal Rights, the
               --------------
"Pro Rata Share" of a PR Holder shall mean a fraction (i) the numerator of which shall be the total number of shares of Voting Securities then held by the PR Holder and (ii) the denominator of which shall be the total number of shares of Voting Securities then outstanding.

          2.3  Company Notice.  The Company shall give each of the PR Holders
               --------------
written notice of the Proposed Issuance stating the material terms thereof, including the type of Additional Securities involved, the proposed purchase price therefor and the anticipated closing date of such issuance (the "Company Notice").

          2.4  Response Notice.  If a PR Holder desires to exercise its First
               ---------------
Refusal Rights, such PR Holder shall, within 20 days of receipt of the Company Notice, deliver to the Company written notice stating the portion of such PR Holder's Pro Rata Share of such Additional Securities that it is willing to purchase (a "Response Notice"). The PR Holders' Response Notices shall be deemed to constitute their respective irrevocable agreements to purchase the specified portions of their Pro Rata Share of the Additional Securities upon the terms of the Proposed Issuance described in the Company Notice, on the later of
(i) the closing date specified in the Company Notice or (ii) the closing date of the Proposed Issuance if Persons who are not PR Holders are purchasing Additional Securities.

          2.5  Consummation.  The Company shall have 90 days from the date of
               ------------
the Company Notice to consummate such Proposed Issuance with respect to the Additional Securities which are not being purchased by the PR Holders at a price and upon terms that are not materially less favorable to the Company than the price and terms specified in the Company Notice, and such price and terms shall be made available to the PR Holders who have elected to purchase Additional Securities. If the Company proposes to issue Additional Securities after such 90 day period, or at a price or upon terms which are materially less favorable to the Company than those specified in the Company Notice, it must again comply with the procedures set forth in this
Section 2.

          2.6  Termination.  The rights provided to a PR Holder under this
               -----------
Section 2 shall not be assignable by a PR Holder.   The rights provided to a PR
Holder under this Section 2 shall terminate (i) as to a PR Holder, at such time as such PR Holder shall have sold a number of Voting Securities which represents at least [*]% of such PR Holder's Initial Shares or (ii) upon the consummation of an Initial Public Offering.

SECTION 3.  TCE RIGHTS OF FIRST OFFER.

          3.1  Gemstar Offer.  If, from and after the Permitted Sale Date,
               -------------
Gemstar determines to solicit, or causes to be solicited, proposals for the acquisition (whether by means of a sale of stock, exchange, consolidation, sale of assets or merger) of any Gemstar Offered Asset, or receives an unsolicited offer to so acquire any Gemstar Offered Asset and Gemstar determines to pursue such an offer for the acquisition of a Gemstar Offered Asset, Gemstar shall first give TCE written notice (the "Gemstar Notice") of such intention, which notice shall include a term sheet stating, among other material terms, the minimum sales price that Gemstar would entertain for such Gemstar Offered Asset (the "Gemstar Target Price"). TCE shall have the right for a period of 30 days following the delivery of the Gemstar Notice (the "TCE Acceptance Period") to accept the offer to purchase all, but not less than all, of such Gemstar Offered Asset at the Gemstar Target Price and upon the other terms provided with the
Gemstar Notice.   Section 3.1 shall not apply to a Public Market Sale or to a transfer to an Affiliate without consideration therefor; provided, however, that such Affiliate executes a written undertaking to be and becomes bound by this Agreement in the same manner and to the same extent as the transferring Stockholder.

          3.2  Acceptance.  TCE shall, if it so desires, exercise such right by
               ----------
delivering to Gemstar written notice of its election prior to 5:00 p.m. Los Angeles time on or before the last day of the TCE Acceptance Period. The acceptance of the offer to purchase all of the Gemstar Offered Asset shall identify the committed source of financing for such purchase or provide evidence that TCE is able to effect the purchase. Gemstar and TCE shall, as soon as reasonably possible, negotiate in good faith a definitive acquisition agreement containing appropriate provisions customary for a transaction of the contemplated type; provided, however, that if TCE and Gemstar are unable to conclude the negotiation of such definitive agreement within 20 days of delivery by TCE of its Acceptance Notice (the "Gemstar Negotiation Period"), Gemstar shall be free to resume its efforts to sell the relevant Gemstar Offered Asset to other prospective buyers in accordance with Section 3.3 below.

          3.3  Rejection.  If TCE does not elect to accept the offer to purchase
               ---------
such Gemstar Offered Asset during the TCE Acceptance Period or TCE and Gemstar are unable to conclude negotiations of a definitive agreement during the Gemstar Negotiation Period,

__________
[*] Confidential Treatment Requested.

Gemstar shall have the right for a period of 120 days thereafter to sell the Gemstar Offered Asset or, within such 120-day period, to enter into a definitive agreement to sell such Gemstar Offered Asset within 30 days of the date of such agreement for a sales price equal to or greater than the Gemstar Target Price and upon terms that are not materially less favorable to Gemstar than the terms
provided to TCE in the Gemstar Notice.   TCE shall have the right to approve the
purchaser of any Gemstar Offered Asset if such asset constitutes more than [*]% of Gemstar's Initial Shares (such approval shall not be unreasonably withheld by TCE).

          3.4  Below Gemstar Target Price Offer. If Gemstar receives a written
               --------------------------------
offer for such Gemstar Offered Asset at any time during such 120-day period which is acceptable to Gemstar but is less than the Gemstar Target Price or upon terms materially less favorable to Gemstar than the terms provided to TCE in the Gemstar Notice (the "Below Gemstar Target Price Offer"), Gemstar shall promptly deliver a copy of such written offer to TCE. During the 15-day period following delivery of such written offer, TCE shall have the right to accept the offer to purchase all, but not less than all, of the Gemstar Offered Asset on the terms reflected in such written offer. TCE shall, if it so desires, exercise such right by delivering to Gemstar written notice of its election prior to 5:00 p.m. Los Angeles time on or before the final day of such additional 15-day period (and shall identify the committed source of financing or evidence that TCE is able to effect the purchase) and TCE and Gemstar shall then negotiate a definitive acquisition agreement, in each case in the manner contemplated by
Section 3.2 above. If TCE does not elect to accept the offer to purchase the Gemstar Offered Asset on such terms within such 15-day period or negotiations of a definitive agreement within 15 days of the date of TCE's acceptance of the Below Gemstar Target Price Offer are unable to be concluded, Gemstar shall have 90 days (or such longer period as the parties hereto may mutually agree) to consummate the sale of the Gemstar Offered Asset at a price and upon terms that are not materially less favorable to Gemstar than the price and terms specified in the written offer delivered to TCE.

          3.5  Termination.  The rights granted to TCE under this Section 3
               -----------
shall terminate upon the consummation of an Initial Public Offering. In addition, the rights granted to TCE under this Section 3 shall terminate with respect to a Gemstar Offered Asset upon the sale or other disposition thereof by Gemstar to a third party and such third party shall not be bound by the provisions of this Section 3. The rights granted to TCE under this Section 3 shall not be assignable by TCE to any Person unless TCE shall have transferred all of its Securities to such Person, but such rights shall not be assignable after consummation of an Initial Public Offering.

SECTION 4.  GEMSTAR RIGHTS OF FIRST OFFER

          4.1  TCE Offer.  If, from and after the Permitted Sale Date, TCE
               ---------
determines to solicit, or causes to be solicited, proposals for the acquisition (whether by means of a sale of stock, exchange, consolidation, sale of assets or merger) of any TCE Offered Asset, or receives an unsolicited offer to so acquire any TCE Offered Asset and

__________
[*] Confidential Treatment Requested.

TCE decides to pursue such an offer for the acquisition of an TCE Offered Asset, TCE shall first give Gemstar written notice (the "TCE Notice") of such intention, which notice shall include a term sheet stating, among other material terms, the minimum sales price that TCE would entertain for such TCE Offered Asset (the "TCE Target Price"). Gemstar shall have the right for a period of 30 days following the delivery of the TCE Notice (the "Gemstar Acceptance Period") to accept the offer to purchase all, but not less than all, of such TCE Offered Asset at the TCE Target Price and upon the other terms provided with the TCE Notice. Section 4.1 shall not apply to a Public Market Sale or to a transfer to an Affiliate without consideration therefor; provided, however, that such Affiliate executes a written undertaking to be and becomes bound by this Agreement in the same manner and to the same extent as the transferring Stockholder.

          4.2  Acceptance.  Gemstar shall, if it so desires, exercise such right
               ----------
by delivering to TCE written notice of its election prior to 5:00 p.m. Los Angeles time on or before the last day of the Gemstar Acceptance Period. The acceptance of the offer to purchase all of the TCE Offered Asset shall identify the committed source of financing for such purchase or provide evidence that Gemstar is able to effect the purchase. TCE and Gemstar shall, as soon as reasonably possible, negotiate in good faith a definitive acquisition agreement containing appropriate provisions customary for a transaction of the contemplated type; provided, however, that if TCE and Gemstar are unable to conclude the negotiation of such definitive agreement within 20 days of delivery by Gemstar of its acceptance notice (the "TCE Negotiation Period"), TCE shall be free to resume its efforts to sell the relevant TCE Offered Asset to other prospective buyers in accordance with Section 4.3 below.

          4.3  Rejection.  If Gemstar does not elect to accept the offer to
               ---------
purchase such TCE Offered Asset during the Gemstar Acceptance Period, or TCE and Gemstar are unable to conclude negotiations of a definitive agreement during the TCE Negotiation Period, TCE shall have the right for a period of 120 days thereafter to sell such TCE Offered Asset or, within such 120-day period, to enter into a definitive agreement to sell such TCE Offered Asset within 30 days of the date of such agreement for a sales price equal to or greater than the TCE Target Price and upon terms that are not materially less favorable to TCE than the terms provided to Gemstar in the TCE Notice. Gemstar shall have the right to approve the purchaser of any TCE Offered Asset if such asset constitutes more than [*]% of TCE's Initial Shares (such approval shall not be unreasonably withheld by Gemstar).

          4.4  Below TCE Target Price Offer.  If TCE receives a written offer
               ----------------------------
for such TCE Offered Asset at any time during such 120-day period which is acceptable to TCE but is less than the TCE Target Price or upon terms materially less favorable to TCE than the terms provided to Gemstar in the TCE Notice (the "Below TCE Target Price Offer"), TCE shall promptly deliver a copy of such
written offer to Gemstar.   During the 15-day period following delivery of such
written offer, Gemstar shall have the right to accept the offer to purchase all, but not less than all, of the TCE Offered Asset on the terms reflected in such
written offer.   Gemstar shall, if it so desires, exercise such right by
delivering to

__________
[*] Confidential Treatment Requested.

TCE written notice of its election prior to 5:00 p.m. Los Angeles time on or before the final day of such additional 15-day period (and shall identify the committed source of financing or evidence that Gemstar is able to effect the purchase), and TCE and Gemstar shall then negotiate a definitive acquisition agreement, in each case in the manner contemplated by Section 4.2 above. If Gemstar does not elect to accept the offer to purchase the TCE Offered Asset on such terms within such 15-day period or TCE and Gemstar are unable to conclude negotiations of a definitive agreement within 15 days of the date of the acceptance of the Below TCE Target Price Offer, TCE shall have 90 days (or such longer period as the parties hereto may mutually agree) to consummate the sale of the TCE Offered Asset at a price and upon terms that are not materially less favorable to TCE than the price and terms specified in the written offer delivered to Gemstar.

          4.5  Termination.  The rights granted to Gemstar under this Section 4
               -----------
shall terminate upon the consummation of an Initial Public Offering. In addition, the rights granted to Gemstar under this Section 4 shall terminate with respect to a TCE Offered Asset upon the sale or other disposition thereof by TCE to a third party and such third party shall not be bound by the provisions of this Section 4. The rights granted to Gemstar under this Section 4 shall not be assignable to any Person, unless Gemstar shall have transferred all of its Securities to such Person, but such rights shall not be assignable after consummation of an Initial Public Offering.

SECTION 5.  COMPANY BOARD OF DIRECTORS.

          5.1  The Board.  Subject to the terms and conditions of this Section
               ---------
5, at each annual or special meeting of stockholders of the Company, or in any written consent executed in lieu of a stockholder meeting, at or pursuant to which persons are being elected to fill positions on the Board, TCE and Gemstar agree to exercise, or cause to be exercised, voting rights with respect to the Voting Securities then owned or held of record or beneficially by each of them or any Affiliates of each of them in such a manner that two candidates nominated by TCE and four candidates nominated by Gemstar shall be entitled to fill and continue to hold positions on the Board which TCE and Gemstar agree shall consist of six authorized directors.

          If at any time from and after the date hereof, either TCE or Gemstar shall notify the other of its desire to remove any director previously nominated by that party or parties to serve on the Board, each of TCE and Gemstar agree to exercise or cause to be exercised voting rights with respect to all Voting Securities owned or held of record or beneficially by each of them or any Affiliates of each of them so as to remove such director of the Company. If at any time from and after the date hereof, any director previously nominated by either TCE or Gemstar to serve on the Board ceases to be a director (whether by reason of death, resignation, removal or otherwise), whichever party nominated such director shall be entitled to nominate a successor director to fill the vacancy created thereby, and each of TCE and Gemstar agree to exercise its voting rights with respect to the Voting Securities owned or held of record or beneficially by each of them or any Affiliates of each of them so as to elect such nominee as a director of the Company.

          5.2  Termination.  The rights granted to [*] under this Section 5
               -----------
shall terminate on the earlier of (i) ten years from the date hereof, (ii) the consummation of an Initial Public Offering, (iii) the date [*] shall have transferred that number of shares of Voting Securities held by [*] as is equal to [*]% of the Initial Shares held by [*] or (iv) the date the number of shares of Voting Securities held by [*] constitutes less than [*] of the total number of outstanding shares of Voting Securities. The rights granted to [*] under this
Section 5 shall terminate on the earlier of (i) ten years from the date hereof,
(ii) the consummation of an Initial Public Offering, (iii) the date [*] shall have transferred that number of shares of Voting Securities held by [*] as is equal to [*] of the Initial Shares held by [*] or (iv) the date the number of shares of Voting Securities held by [*] constitutes less than 10% of the total number of outstanding shares of Voting Securities.

          5.3  Initial Public Offering.  The members of the Board immediately
               -----------------------
prior to an Initial Public Offering shall amend the Company's Bylaws to increase the size of the Board by two members and two independent members shall be appointed to the Board as necessary to comply with applicable stock exchange or stock market regulations. The members of the Board immediately prior to an Initial Public Offering shall also amend the Company's Certificate of Incorporation to increase the Company's authorized capital as necessary and advisable prior to the Initial Public Offering and TCE and Gemstar shall vote their Voting Securities in favor of such amendment. If the managing underwriter for the Initial Public Offering (the "Managing Underwriter") advises that amendment of this Agreement is advisable in connection with the Initial Public Offering, or if an amendment is necessary to comply with law or the rules or regulations of a stock exchange or stock market, TCE and Gemstar agree to cooperate in good faith to so amend this Agreement (and the Company's Certificate of Incorporation (including voting their Voting Securities in favor of such amendment) and Bylaws, if necessary). If the Managing Underwriter advises that the Foreign Corporation needs to be combined with the Company in connection with the Initial Public Offering, then each Stockholder hereby agrees to exchange its shares of the Company for shares of the Foreign Corporation or cause its Affiliates to exchange its shares of the Foreign Corporation for shares of the Company, as the case may be, depending upon the Managing Underwriter's advice as to whether the Foreign Corporation or the Company, respectively, is the better entity in which to sell shares to the public in connection with the Initial Public Offering. For purposes of this Agreement, the terms "Public Offering" and "Initial Public Offering" shall be construed to include a post-combination offering of either the Company's voting securities or those of the Foreign Corporation. The parties hereby agree that the foregoing exchange of securities shall be made based upon a valuation of the Company and the Foreign Corporation performed by the Selected Investment Banking Firm (as defined below). The "Selected Investment Banking Firm" shall mean the investment banking firm selected by TCE within five days after TCE's receipt from Gemstar of a list of five nationally recognized investment banking firms selected by Gemstar.

          5.4  Assignability.  The right to designate members of the Board of
               -------------
Directors pursuant to Section 5.1 shall not be assigned or otherwise transferred to a

__________
[*] Confidential Treatment Requested.

transferee unless TCE or Gemstar, as the case may be, shall have transferred all of its Securities to the transferee.

          5.5  Transactions with Stockholders.
               ------------------------------

               (a) The Board may cause the Company to transact business with any Stockholder or any Affiliate of any Stockholder for the performance of services or purchase of goods or other property that may at any time be reasonably required in carrying on the Business of the Company; provided, however, that the Company will perform services for TCE and Gemstar on a priority basis at such prices and on terms and conditions no less favorable than the most favorable terms, conditions and prices the Company offers to third parties.

               (b) The Company shall incur and pay for all Operational Expenses. If the program listing and channel lineup information necessary for the Company to [*] is available to Gemstar or its Affiliates through third party sources or from internal sources, then Gemstar shall, and shall cause its Affiliates to, make such information available to the Company (if permitted by applicable law and any applicable contractual provisions), and the Company shall reimburse Gemstar or its Affiliates, as the case may be, for the costs incurred by Gemstar or its Affiliates, as applicable, in obtaining or generating such information. Nothing in this Agreement shall be construed to require Gemstar and/or its Affiliates to obtain or provide program listings or channel lineup information or any other information to the Company unless such information is then available to Gemstar or its Affiliates as contemplated above on terms and conditions acceptable to Gemstar or its Affiliates. The Company agrees to provide (at no expense to Gemstar, its Affiliates and/or their licensees) program listing and channel lineup information and the delivery thereof, and the use of the Data Delivery System on behalf of Gemstar, its Affiliates and their licensees in order to permit Gemstar and/or its Affiliates to satisfy their respective obligations to licensees of Gemstar and/or its Affiliates in the electronic program guide field.

          5.6  Declaration of Dividends.  The Board of Directors of the Company
               ------------------------
shall declare dividends on the Common Stock within 90 days of the end of each Fiscal Year in an amount, in the aggregate, which is equal to the Cash Available for Distribution; provided, however, in no event shall the dividends declared exceed the maximum amount of dividends or other distributions permitted by applicable law. The payment date for any dividends declared pursuant to this
Section 5.6 shall be no later than 60 days after the declaration date.

          5.7  Annual Budget.  The Board of Directors shall cause to be prepared
               -------------
by the officers of the Company an annual budget. The annual budget shall be prepared and distributed to the Board no later than 30 days prior to the commencement of each Fiscal Year and shall be in such detail and address such matters as the Board may reasonably request. The annual budget shall not be effective until approved by the Board.

__________
[*] Confidential Treatment Requested.

SECTION 6.  APPROVAL RIGHTS.

          6.1  Approval.  The Company shall not take any of the following
               --------
actions without the affirmative vote or written consent of at least [*] of the nominees to the Company's Board of Directors designated by [*] pursuant to the terms of Section 5 hereof:

               (a) sell or dispose of all or substantially all of the Company's assets;

               (b) effect any merger, dissolution or voluntary bankruptcy of the Company;

               (c) effect any material change in the Business of the Company;

               (d) effect any material change in any agreement between the Company and Gemstar;

               (e) declare any dividend other than as contemplated by Section
     5.6 of this Agreement;

               (f) effect any change of the Company's name or any material change in the Company's certificate of incorporation or bylaws;

               (g) enter into any contract or transaction with any Stockholder or any Affiliate of any Stockholder that involves expenditures by the Company in excess of $[*] in any calendar year;

               (h) lend or advance any funds, other than in the ordinary course of business, to any officer, director or employee of the Company;

               (i) other than in connection with the Business, guaranty any third party obligation or become a surety for any third party obligation, in either case in an amount in excess of $[*];

               (j) other than in the ordinary course of business, enter into a transaction in which the Company would incur indebtedness in excess of $[*]; or

               (k) purchase, acquire, sale, dispose of or create any other company or business involving a value or cost in excess of $[*].

          Notwithstanding the foregoing, the parties hereto understand and agree that no Board action will be required to approve a transaction pursuant to which Gemstar or any of its Affiliates (the "Acquiring Entity") acquires [*]

__________
[*] Confidential Treatment Requested.

[*]. The parties further understand and agree that, in the event of any such acquisition, the Company shall make such payments to [*] under the terms of [*] as if [*] continued [*].

          6.2  Termination.  The approval rights provided for in Section 6.1
               -----------
above shall terminate upon the earlier of (i) [*] years from the date hereof,
(ii) the consummation of an Initial Public Offering, (iii) the date [*] shall have transferred that number of shares of Voting Securities held by [*] as is equal to [*]% of the Initial Shares held by [*] or (iv) the date the number of shares of Voting Securities held by [*] constitutes less than [*]% of the total number of outstanding shares of Voting Securities.

          6.3  Non-Assignability.  The rights granted under Section 6.1 shall
               -----------------
not be assigned or otherwise transferred to any transferee.

SECTION 7.  AUTHORITY OF THE STOCKHOLDERS TO ENGAGE IN OTHER BUSINESSES

          7.1  Permissible Activities.  Nothing in this Agreement or under
               ----------------------
applicable law shall prevent any Stockholder, its Affiliates and/or their licensees from providing TV program listings, channel lineup or other information which may be offered by such Stockholder, its Affiliates and/or their licensees as part of or in connection with the licensing policies or arrangements of such Stockholder and/or its Affiliates and/or from collecting any royalties, licensing fees or other compensation in connection with such activities without any obligation to the Company, any other Stockholder or any of their Affiliates. In addition, [*] shall have the right to enter into an arrangement with a third party relating to Internet Access Devices so long as [*] Internet Access Device products are designed and manufactured to use the EPG. [*] Notwithstanding the above, no license or rights, express or implied, shall be deemed granted to [*] by operation of this Agreement or otherwise.

          Subject to the foregoing and Sections 7.3 and 7.4, each Stockholder (including its wholly-owned and controlled affiliates) agrees not to enter into any arrangements with a third party, and to itself refrain from engaging in any business activity, for the purpose of developing, selling or distributing Services in North America and Latin America that would compete with Services. This restriction shall not apply to Services which are not compatible with products designed to receive the Company provided Services. Except as set forth above, each Stockholder and its Affiliates may engage in the same or different activities or lines of business as the Company. Each Stockholder acknowledges that the other is engaged in the business of developing, licensing, manufacturing or otherwise

__________
[*] Confidential Treatment Requested.

exploiting electronic program guide devices, and that neither this Section, nor this Agreement, shall restrict either Shareholder or its Affiliates in their respective businesses. By way of example, and not in limitation, [*] shall not be restricted from developing or licensing electronic program guide devices, other than [*], for a third party entity which may compete directly with the Company, and [*] shall not be restricted from developing or licensing electronic guide technologies to a third party which may compete directly with the Company, provided that in each of these situations, the Stockholder or Affiliate, as the case may be, does not exercise over and owns less than 50% of such third party entity. Each Stockholder further acknowledges that the other is currently engaged in certain litigation or legal disputes with third parties, and that nothing in this Section or this Agreement shall restrict the parties to, or the terms of any settlement of such litigation or dispute. The Stockholders further acknowledge that each Stockholder or its Affiliates may have various business arrangements or negotiations with certain entities, including [*] such as [*], [*] such as [*] and [*], [*] such as [*] and [*], and [*] such as [*] and [*], which entities may decide to compete directly with the Company despite any effort by either Stockholder to convince them otherwise, and that neither this Section, nor this Agreement shall restrict such business arrangements or negotiations.

          7.2  Promotion of Other's Services and Technology.  Each Stockholder
               --------------------------------------------
shall use commercially reasonable efforts to promote, market and otherwise encourage its customers and licensees to use the services offered by the Company and the other Stockholders. TCE shall, and shall cause its Affiliates to, encourage their customers to incorporate the Company's and Gemstar's and its Affiliates' technology, features and services into such customers' products and services.

          7.3  Corporate Opportunity.  No Stockholder or any Affiliate of any
               ---------------------
Stockholder shall be obligated to present any particular business opportunity to the Company or to any other Stockholder or Affiliate of any other Stockholder or have any right to participate in any particular business opportunity even if such opportunity is of a character that, if presented to the Company, Stockholder or Affiliate, such opportunity could be taken by the Company, Stockholder or Affiliate, and, subject to this Section 7, each of them shall have the right to take or participate in such business opportunity for its own use or to recommend to others any such business opportunity without any obligation to the Company, any Stockholder or any of their Affiliates.

          7.4  No Interference with Licensing and Related Activities.
               -----------------------------------------------------
Notwithstanding any other provision of this Agreement to the contrary, the parties acknowledge and agree that (i) each party's obligation to, and participation in, the Company shall not preclude TCE or its Affiliates or Gemstar or its Affiliates from licensing third parties to incorporate TCE's or its Affiliate's or Gemstar's or its Affiliate's technology, respectively, into the products of such third parties, (ii) each party and its Affiliates shall be entitled to collect and keep for itself any and all royalties, licensing fees or other compensation earned in connection with the activities contemplated by the immediately preceding clause (i), and (iii) the activities

__________
[*] Confidential Treatment Requested.

contemplated by the immediately preceding clauses (i) and (ii) are not meant to be restricted by any agreements with the Company or the other Stockholders.

SECTION 8.  CONFIDENTIAL INFORMATION

          8.1  Treatment of Confidential Information.  The Company and each
               -------------------------------------
Stockholder (and any Affiliate thereof) will maintain in confidence the others' Confidential Information and will not, without the prior written permission of the Company or Stockholder to which the Confidential Information relates, disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except as otherwise provided or permitted hereunder or under the terms of any other agreements to which the Company and the Stockholders are parties, and hereby agrees to exercise reasonable precautions, including, without limitation, use of written agreements to prevent and restrain the unauthorized disclosure of such Confidential Information by any director, officer, employee, consultant, subcontractor, sublicensee or agent. The provisions of this Section 8 will survive termination of this Agreement. Notwithstanding the foregoing, nothing in this Section 8.1 is intended to, or shall be deemed to, in any way alter, enlarge or diminish the rights granted to the Company in any of the other agreements to which the Company and the Stockholders are parties. Any press release or other public announcement related to this Agreement shall be unanimously approved by the Stockholders, which approval will not be unreasonably withheld.

          8.2  Release from Restrictions.  The provisions of Section 8.1 will
               -------------------------
not apply to any Confidential Information disclosed pursuant to any of the other agreements to which the Company and the Stockholders are parties or otherwise which:

               (a) was known or used by the receiving entity or its Affiliates (unless known on account of research or development done by or on behalf of the disclosing entity and/or distributed to the receiving entity or its Affiliates pursuant to confidentiality restrictions) prior to its date of disclosure to the receiving entity, as evidenced by the written records of the receiving entity or its Affiliates;

               (b) either before or after the date of the disclosure to the receiving entity is lawfully disclosed without restriction to the receiving entity or its Affiliates by an independent, unaffiliated third party rightfully in possession of the Confidential Information with the right to disclose such Confidential Information (but only to the extent of the rights received from and limitations imposed by such third party);

               (c) either before or after the date of the disclosure to the receiving entity becomes published or available to the public through no fault or omission on the part of the receiving entity or its Affiliates or other third parties; or

               (d) is required to be disclosed by the receiving entity or its Affiliates to comply with applicable laws or to comply with governmental regulations, provided that the receiving entity provides at least ten days prior written notice of such proposed disclosure to the other entity and takes reasonable and lawful actions to minimize the degree of such disclosure.

SECTION 9. RESTRICTIONS ON SALE OF SECURITIES; REGISTRATION IN INITIAL PUBLIC OFFERING

          9.1  Restrictions on Transfer Generally.  Subject to Section 9.2, no
               ----------------------------------
Stockholder shall sell, assign, transfer, hypothecate, encumber or otherwise dispose of any Securities, or any right, title or interest therein, except (i) in compliance with the Securities Act and all applicable state securities laws and (ii) for sales of Securities expressly permitted by and in compliance with this Agreement. Any attempt to sell, assign, transfer, hypothecate, encumber or otherwise dispose of any Securities not in compliance with this Agreement shall be null and void, and the Company shall not give effect to any such attempted transaction or transfer. Any Securities transferred pursuant to the terms and requirements of this Agreement shall be transferred free and clear of all mortgages, liens, pledges, charges and security interests or encumbrances, or any obligations or liabilities in connection therewith. Except as otherwise provided herein, all transferees (other than a transferee in a Public Market
Sale) will be bound by this Agreement in the same manner and to the same extent as the transferor.

          9.2  Restrictions on Sale of Initial Shares.  Prior to the Permitted
               --------------------------------------
Sale Date, neither TCE nor Gemstar shall sell any of their respective Initial Shares without the prior written consent of Gemstar or TCE, as the case may be, which consent may be withheld in such party's sole discretion. After the Permitted Sale Date, TCE and Gemstar may transfer their respective Initial Shares after complying with the other provisions of this Agreement, but only with the prior written consent of the other party, which consent shall not be unreasonably withheld. The foregoing provisions of this Section 9.2 shall not be applicable to any transfer of Securities which are transferred to an Affiliate without consideration therefor; provided, however, that such Affiliate executes a written undertaking to be and becomes bound by this Agreement in the same manner and to the same extent as the transferring Stockholder.

SECTION 10.  CONFLICT RESOLUTION

          10.1 Negotiation Between Executives.  Each of the Stockholders and the
               ------------------------------
Company shall attempt in good faith to resolve any dispute arising out of or relating to the interpretation, breach or termination of this Agreement (a "Dispute") promptly by negotiations between executives of the Company and the disputing Stockholders who have authority to settle the Dispute. For the purposes of this Agreement, the term "Dispute" does not include any disputes or controversies resulting from, arising out of or with respect to any of the other agreements to which the Company and the Stockholders are parties, unless otherwise provided in any of the other agreements to which the Company and the Stockholders are parties. Any Stockholder or the Company who is a party to a Dispute may give the other Stockholders and the Company written notice of any Dispute not resolved in the normal course of business. Within 20 days after delivery of such a notice, executives of all Stockholders involved in the Dispute, and the Company, who have authority to settle the Dispute shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. Subject to Section 10.2, if the matter has not been resolved within 30 days after such notice, unless extended by the agreement in writing of the parties involved in the controversy (the "Negotiation Period"), the Dispute shall be subject to litigation. If a Stockholder or the Company intends to be accompanied at a meeting by an attorney, the other involved parties shall be given at least three working days' notice of such intention and may also be accompanied by an attorney. All negotiation pursuant to this Section 10.1 is considered Confidential Information and shall be treated as compromise and settlement negotiations for purposes of the United States Federal Rules of Evidence and state rules of evidence.

          10.2 Mediation.  Notwithstanding Section 10.1, at any time during the
               ---------
Negotiation Period any party to a Dispute may elect to resolve the Dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules, before resorting to litigation. The Mediation shall be completed within 45 days of its initiation pursuant to the Commercial Mediation Rules, unless all the Stockholders involved in such Dispute otherwise agree. Executives of all parties involved in the controversy with authority to resolve the controversy shall participate in the mediation. The mediation shall take place in any location agreed to by the parties to such Dispute. The Stockholders shall attempt in good faith to reach agreement on the appointment of a mediator. If they cannot so agree, the mediator shall be appointed pursuant to the Commercial Mediation Rules; provided, however, that the mediator appointed shall have a background in the industry of EPGs. The parties involved in such Dispute shall each pay their own expenses of mediation, including attorneys' fees, and shall share equally the mediator's fees and expenses.

          10.3 Irreparable Harm.  The parties acknowledge that breach of any
               ----------------
part of Section 8 hereof may cause irreparable harm, the extent of which would be difficult to ascertain. Accordingly, they agree that, in addition to any other legal remedies to which a non-breaching party might be entitled, such party may seek immediate injunctive relief in the event of any breach of any of the provisions of Section 8.

SECTION 11.  REMEDIES

          11.1 Limitation on Damages.
               ---------------------

          (A) NO STOCKHOLDER SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR LOSS OF USE) SUFFERED BY ANY OTHER STOCKHOLDER ARISING FROM OR RELATING TO A STOCKHOLDER'S PERFORMANCE, NON-PERFORMANCE, BREACH OF OR DEFAULT UNDER A COVENANT, WARRANTY, REPRESENTATION, TERM OR CONDITION HEREOF. EACH STOCKHOLDER WAIVES AND RELINQUISHES

CLAIMS FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

          (B) NO STOCKHOLDER SHALL HAVE THE RIGHT TO RECOVER PUNITIVE DAMAGES FROM ANY OTHER STOCKHOLDER, AND EACH STOCKHOLDER HEREBY WAIVES AND RELINQUISHES ANY AND ALL PUNITIVE DAMAGE CLAIMS.

          (C) THE LIMITATIONS ON LIABILITY AND DAMAGES SET FORTH IN SECTIONS 11.1(A) AND 11.1(B) APPLY TO ALL CAUSES OF ACTION THAT MAY BE ASSERTED HEREUNDER, WHETHER SOUNDING IN BREACH OF CONTRACT, BREACH OF WARRANTY, TORT, PRODUCT LIABILITY, NEGLIGENCE OR OTHERWISE.

          11.2 Contractual Limitation Period.  Any arbitration, litigation,
               -----------------------------
judicial reference or other legal proceeding involving the parties shall be commenced within two years after the accrual of the cause of action, except for arbitration, litigation, judicial reference or other legal proceedings with respect to claims for indemnification under the provisions of this Agreement, which indemnification claims shall be commenced within the statutory limitations period provided by applicable law.

          11.3 Remedies Upon Default Under this Agreement and [*].
               ---------------------------------------------------

          (a) Upon any material breach of [*], including, without limitation, the obligations of [*] to [*] in accordance with the [*], the Company shall have a right to terminate the [*] and to repurchase [*] Shares at the price paid by [*] therefor under the terms of [*] Subscription Agreement with the Company. For the purposes of this Agreement, a material breach of [*] shall mean [*] failure to achieve at least [*]% of the quantities specified in the applicable [*] for years [*] within the specified calendar year and any specified cure period. With respect to any material breach other than relating to [*], the Company shall provide [*] with written notice of such breach and [*] shall have thirty business days to cure such breach or any longer period to cure as the Company may agree to in writing.

          (b) If [*] fail to achieve the [*] for calendar year [*], [*] shall pay to the Company $[*] by wire transfer no later than [*], which amount shall be accounted for as a capital contribution for no additional shares in the Company.

__________
[*] Confidential Treatment Requested.

          (c) If [*] fail to achieve the [*] for calendar year [*], [*] shall pay to the Company $[*] by wire transfer no later than [*], which amount shall be treated as a capital contribution for no additional shares in the Company.

SECTION 12.  MISCELLANEOUS

          12.1 Stockholders' Commitment.  The Stockholders shall exercise, or
               ------------------------
cause to be exercised, voting rights with respect to Voting Securities held or beneficially owned by them in a manner so that, and shall otherwise take any necessary actions in order that, the covenants and understandings of the parties set forth in this Agreement shall be implemented.

          12.2 Acknowledgment.  Gemstar and TCE hereby acknowledge that the
               --------------
Company was formed pursuant to a nonbinding [*], and that this Agreement, which shall be considered the "Definitive Agreement" referred to and defined in the [*], supersedes the [*], and to the extent that provisions of the [*] conflict with or are inconsistent with this Agreement, the provisions of this Agreement shall govern.

          12.3 Injunctive Relief. It is acknowledged that it will be impossible
               -----------------
to measure in money the damages that would be suffered if the parties hereto fail to comply with any of the obligations imposed herein on them and that, in the event of any such failure, an aggrieved party hereto will be irreparably damaged and will not have an adequate remedy at law. In addition to being entitled to exercise all rights granted by law, any such party shall, therefore, subject to Section 10 hereof, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

          12.4 Severability.  In case any provision of this Agreement shall be
               ------------
held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be effected or impaired thereby.

          12.5 Governing Law.  This Agreement shall be governed by, and
               -------------
construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

          12.6 Entire Agreement.  This Agreement and the other agreements
               ----------------
referred to in the Background section of this Agreement constitute the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersede any and all prior agreements, whether written or oral, relating hereto.

__________
[*] Confidential Treatment Requested.

          12.7  Amendments and Waivers.  Any amendment of this Agreement or
                ----------------------
waiver of compliance with any provisions hereof shall be in writing and shall require the written approval of TCE and Gemstar. Any such amendment or waiver so approved in writing shall be binding upon all of the parties hereto and their respective successors and permitted assigns.

          12.8  Successors and Assigns.  This Agreement shall be binding on the
                ----------------------
parties hereto and their respective successors and permitted assigns.

          12.9  Third Party Beneficiary.  No provision of this Agreement is
                -----------------------
intended to be for the benefit of or enforceable by any third party.

          12.10 Further Assurances.  Each party hereto agrees to perform any
                ------------------
further acts and execute and deliver any documents which may be reasonably necessary to carry out the intent of this Agreement and to make appropriate changes to the procedures set forth herein to implement such rights to the extent necessary to conform to the General Corporation Law of the State of Delaware or other applicable law. Each party hereto further agrees not to take any action violating the intent and purpose of this Agreement.

          12.11 Copy of Agreement.  A copy of this Agreement and all permitted
                -----------------
amendments hereto and waivers hereof shall be kept at the principal executive offices of the Company.

          12.12 Headings.  The Table of Contents hereto and the introductory
                --------
headings at the beginning of each Section and paragraph of this Agreement are solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of this Agreement.

          12.13 Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Fax signature pages shall constitute original signature pages for all purposes of this Agreement.

          12.14 Assignment.  Unless expressly permitted herein, this Agreement
                ----------
and the rights granted hereunder shall not be assignable.

          12.15 Notices.  All notices, requests and other communications
                -------
hereunder shall be in writing and, if by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery, and, if by facsimile transmission, shall be deemed to have been validly served, given or delivered upon transmission and confirmation of receipt thereof, in each case addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

                    If to TCE:
                    ---------

                    Thomson Consumer Electronics, Inc.
                    10330 North Meridian Street
                    Indianapolis, Indiana 46290-1024
                    Attention:  James Meyer, Chief
                     Operating Officer
                    Fax:  (317) 587-6703

                    If to Gemstar:
                    --------------

                    Gemstar Marketing, Inc.
                    135 North Los Robles Avenue, Suite 800
                    Pasadena, California 91101
                    Attention:  Larry Goldberg, Esq.
                    Fax:  (818) 792-4051

                    If to the Company:
                    ------------------

                    TDN, Inc.
                    c/o Gemstar Marketing, Inc.
                    135 North Los Robles Avenue, Suite 800
                    Pasadena, California 91101
                    Attention:  Larry Goldberg, Esq.
                    Fax:  (818) 792-4051


          12.16  Legends on Certificates.  Any and all certificates now or
                 -----------------------
hereafter issued evidencing the Securities governed by this Agreement shall have endorsed upon them a legend substantially as follows:

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS UPON TRANSFER AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THAT CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF [*], A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF TDN, INC."

Such certificates shall also bear such legends and shall be subject to such restrictions on transfer as may be necessary to comply with all applicable federal and state securities laws and regulations.

__________
[*] Confidential Treatment Requested.

          12.17  Disputes; Resolution.  Subject to Section 10 hereof, in the
                 --------------------
event of any dispute among the parties arising out of this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party the reasonable expenses of the prevailing party, including, without limitation, reasonable attorneys' fees. Subject to Section 10 hereof, the parties hereby agree that all actions or proceedings arising directly or indirectly hereunder shall be litigated or otherwise resolved in Southern California and hereby waive trial by jury, any objection based on forum non conveniens and any objection to venue of any action instituted hereunder.

          12.18  WAIVER OF CONFLICT OF INTEREST.  EACH OF THE STOCKHOLDERS HAS
                 ------------------------------
BEEN REPRESENTED BY SEPARATE COUNSEL IN CON NECTION WITH THIS AGREEMENT AND THE ANCILLARY AGREEMENTS. SUCH COUNSEL HAS NOT REPRESENTED THE COMPANY TO DATE.
THE ATTORNEYS, ACCOUNTANTS AND OTHER EXPERTS WHO HAVE PERFORMED SERVICES FOR THE STOCKHOLDERS IN THE PAST MAY PERFORM SERVICES FOR THE COMPANY AND MAY CONTINUE TO ALSO PERFORM SERVICES FOR THE SEPARATE STOCKHOLDERS IN THE FUTURE. TO THE EXTENT THAT SUCH DUAL REPRESENTATION CONSTITUTES A CONFLICT OF INTEREST, THE COMPANY AND EACH OF THE STOCKHOLDERS HEREBY EXPRESSLY WAIVE ANY SUCH CONFLICT OF INTEREST WITH RESPECT TO ANY SUCH DUAL REPRESENTATION RELATIVE TO THE NEGOTIATION, AUTHORSHIP AND EXECUTION OF THIS AGREEMENT AND THE ANCILLARY AGREEMENTS.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have duly executed this Stockholders Agreement as of the day and year first above written.

                                           "COMPANY"

                                           TDN, INC.


                                           By:  /s/ LARRY GOLDBERG
                                                --------------------------------
                                                Name:   Larry Goldberg
                                                        ------------------------
                                                Title:  Secretary
                                                        ------------------------


                                           THOMSON CONSUMER ELECTRONICS, INC.


                                           By:  /s/ J.E. MEYER
                                                --------------------------------
                                                Name:   J.E. Meyer
                                                        ------------------------
                                                Title:  Ex-VP
                                                        ------------------------


                                           GEMSTAR MARKETING, INC.


                                           By:  /s/ HENRY C. YUEN
                                                --------------------------------
                                                Name:  Henry C. Yuen
                                                       -------------------------
                                                Title: CEO
                                                       -------------------------

                                      S-1